SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2017

POWERCOMM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55391	47-3152668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3429 Ramsgate Terrace

Alexandria, Virginia 22309

Tel. 571-259-8773

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

c/o INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

Tel. 800-462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

POWERCOMM HOLDINGS INC.

Form 8-K

Current Report

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Series A Preferred Stock

On June 6, 2017, the Company filed a Certificate of Designation for its Series A Preferred Stock with the Secretary of State of Delaware (the “Certificate of Designation”) designating 1,000 shares of its authorized preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a par value of $0.0001 per share. The Series A Preferred Shares do not have a dividend rate or liquidation preference and are not convertible into shares of common stock.

For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have voting power equal to 51% of the total vote (representing majority voting power) on all shareholder matters of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series A Preferred Stock.

Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series A Preferred Stock, or effecting any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

This brief description of the Certificate of Designation is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Series A Certificate of Designation of PowerComm Holdings Inc. filed with the Secretary of State of Delaware on June 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOMM HOLDINGS INC.

Date: June 8, 2017	By:	/s/ David Kwasnik
David Kwasnik
Chief Executive Officer

2